Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 2020, relating to the consolidated financial statements of BridgeBio Pharma, Inc., appearing in the Annual Report on Form 10-K of BridgeBio Pharma, Inc. for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

San Francisco, CA

January 25, 2021